                                                                     Exhibit 4.3

REGISTERED
                                                              CUSIP:  577081 AN2

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                  MATTEL, INC.
                           6% Note Due July 15, 2003
No. R-1                                                            $150,000,000

     Mattel, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor to the Company under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Fifty Million Dollars ($150,000,000) on July 15, 2003 and to pay interest thereon from July 24,1998 or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually in arrears on January 15 and July 15 in each year, commencing January 15, 1999, at the rate of 6% per annum, until the principal hereof is paid or made available for payment to the persons in whose name this Security is registered at the close of business on the preceding January 1 and July 1, respectively; provided, however, that interest payable at maturity will be payable to the persons to whom the principal of this Security shall be payable. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York, New York, or San Francisco, California.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register for the Securities.

     Reference is hereby made to the further provisions of this Security set forth on pages 4 to 9 following the signature page hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the pages following the signature page hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.

DATED:  July 24, 1998                  MATTEL, INC.

                                       By
                                         ---------------------------
                                         Name:
                                         Title:

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.


CHASE MANHATTAN BANK AND TRUST
COMPANY, NATIONAL ASSOCIATION,
as Trustee

By
  --------------------------
Authorized Signatory

                              REVERSE OF SECURITY

     This Security is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued under an Indenture, dated as of February 15, 1996, (the "Indenture") which Indenture may be supplemented from time to time by supplemental indentures, each between the Company and Chase Manhattan Bank and Trust Company, National Association (formerly Chemical Trust Company of California), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are subject to, and qualified by, all of the terms of the Indenture. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000. The Securities are general obligations of the Company. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference.

     The Securities are subject to redemption upon not less than 30 days' nor more than 60 days' notice by first class mail, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of
(i) 100% of the principal amount of the Securities so redeemed or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the redemption date.

     Unless the Company defaults in payment of the redemption price, interest will cease to accrue on the Securities or portions thereof called for redemption on and after the redemption date.

     The Securities will not be entitled to the benefit of a sinking fund.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.10%.

     "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Security to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Security.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.

     "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Company and certified to the Trustee by the Company.

     "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and certify the same to the Trustee; and any other Primary Treasury Dealer selected by the Company and certified to the Trustee by the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company and certified to the Trustee by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     In the event of redemption of this Security in part only, a new Security or Securities of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     This Security and all the obligations of the Company hereunder are direct, unsecured obligations of the Company and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Company, subject to certain statutory exceptions in the event of liquidation upon insolvency. This Security, and any Security or Securities issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.

     The Trustee has been appointed registrar for the Securities, and the Trustee will maintain at its office in San Francisco, California, a register for the registration and transfer of Securities. This Security may be transferred at the aforesaid office of the Trustee or at the office of the Trustee in The City of New York, New York, by surrendering this Security for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered Holder hereof in person or by the Holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Security or Securities having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Security that has been called for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part or (ii) to register the transfer of or exchange Securities to the extent and during the period so provided in the Indenture with respect to the redemption of Securities. Securities are exchangeable at said offices for other Securities of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Securities will be free of charge, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Securities surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered Holder in person or by the Holder's attorney duly authorized in writing. The date of registration of any Security delivered upon any exchange or transfer of Securities shall be determined by the Company and shall be such that no gain or loss of interest results from such exchange or transfer.

     In case any Security shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Security or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Security of like tenor will be issued by the Company in exchange for the Security so mutilated or defaced, or in lieu of the Security so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Security, only upon receipt of evidence satisfactory to the Trustee and the Company that such Security was destroyed, lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Security shall be borne by the Holder of the Security mutilated, defaced, destroyed, lost or stolen.

     The Indenture provides that if an Event of Default, as defined in the Indenture, shall occur and be continuing with respect to any series of debt securities issued under the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of the series may, by a notice in writing to the Company (and to the Trustee if given by such Holders), declare the principal of, and the premium, if any, on such series to be due and payable, together with interest accrued thereon. Any Event of Default with respect to a particular series of debt securities may be waived by the Holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected, except in each case a failure to pay the principal of, or premium, if any, or interest on, such debt securities.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 50% in aggregate principal amount of the debt securities at the time outstanding of all series to be affected (or not less than 50% in aggregate principal amount of any series affected in case one or more but not all of the series are affected) evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the securities of each such series; provided, however, that no such supplemental indenture shall, among other matters, (i) change the fixed maturity of any debt security, or reduce the rate of or extend the time of payment of any interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or any interest or premium thereon payable in any currency other than that herein before provided, without the consent of the Holder of each debt security so affected, or (ii) reduce the aforesaid percentage of debt securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each debt security affected.

     So long as this Security shall be outstanding, the Company will cause to be maintained an office or agency for the payment of the principal of and the premium, if any, and interest on this Security as herein provided in The City of New York, and an office or agency in said City for the registration, transfer and exchange as aforesaid of the Securities and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Company may decide. So long as there shall be such an agency, the Company shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. With respect to moneys paid by the Company and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Securities that remain unclaimed at the end of the two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders of such Securities that such moneys shall be repaid to the Company and any person claiming such moneys shall thereafter look only to the Company for payment thereof and (ii) such moneys shall be so repaid to the Company. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Company may have to pay the principal of or interest or premium, if any, on this Security as the same shall become due.

     No provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Company and the registered Holder of this Security.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

     Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, sale, lease or other disposition of all or substantially all of the assets of the Company in accordance with the Indenture, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such successor corporation had been named as the Company therein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Securities.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any supplemental indenture thereto, against any director, officer, employee or stockholder as such, of the Company or of any successor corporation, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

THIS SECURITY SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
                   WITH, THE LAWS OF THE STATE OF CALIFORNIA.

     All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM               -    as tenants in common
TEN ENT               -    as tenants by the entireties
JT TEN                -    as joint tenants with right of
                           survivorship and not as
                           tenants in common

UNIF GIFT MIN ACT -____________________  Custodian ___________________
                       (Cust)                          (Minor)

Under Uniform Gifts to Minors Act ______________________________________
                                              State

    Additional abbreviations may also be used though not in the above list.
                              ____________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

_____________________________________
_____________________________________
_____________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Security on the books of the Company, with full power of substitution in the premises.

Dated: ________________  _________________________________________
                         NOTICE: The signature to this assignment must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.